UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2018

HORIZON TECHNOLOGY FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	814-00802	27-2114934
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

312 Farmington Avenue

Farmington, CT 06032

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (860) 676-8654

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1	Registrant’s Business and Operations
Item 1.01	Entry into a Material Definitive Agreement.

On June 1, 2018, Horizon Technology Finance Corporation (the “Company”) and Arena Sunset SPV, LLC, a subsidiary of Arena Investors LP (“Arena”), entered into a limited liability company operating agreement (the “LLC Agreement”) to co-manage a newly formed joint venture, Horizon Secured Loan Fund I LLC (“HSLF”). Each of the Company and Arena has initially committed to provide up to $25 million of equity capital to HSLF and collectively intend to contribute, in the aggregate, up to $100 million of equity capital. HSLF is expected to make debt investments in development-stage companies in the technology, life science, healthcare information and services and cleantech industries. In addition, on June 1, 2018, Horizon Funding I, LLC (“HSPV”), a wholly owned special purpose vehicle of HSLF, entered into a Note Funding Agreement with a large U.S. based insurance company (the “Lender”) to provide an initial $100 million senior secured debt commitment to HSPV, which may be increased to up to $200 million with the mutual agreement of HSPV and the Lender.

The description of the documentation related to the LLC Agreement contained in this current report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the underlying agreement.

On June 5, 2018, the Company issued a press release announcing its entry into HSLF, a copy of which is attached hereto as Exhibit 99.1.

Section 9	Financial Statements and Exhibits
Item 9.01	Financial Statements and Exhibits

(d) Exhibit.

99.1	Press release of the Company dated June 5, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2018	HORIZON TECHNOLOGY FINANCE CORPORATION

	By:	/s/ Robert D. Pomeroy, Jr.
Robert D. Pomeroy, Jr.
Chief Executive Officer and Chairman of the Board

Exhibit Index

Exhibit No.	Description

99.1	Press release of the Company dated June 5, 2018